Exhibit 10.2

EXECUTION COPY

MASTER REPURCHASE AGREEMENT

among

PMT ISSUER TRUST - FMSR

(“Buyer”)

and

PENNYMAC CORP.

(“Seller”)

and

PENNYMAC MORTGAGE INVESTMENT TRUST

(“Guarantor”)

Dated as of December 20, 2017

Schedule 1-A	–	Representations and Warranties Regarding the Assets

Schedule 1-B	–	Representations and Warranties Regarding the Assets Consisting of Participation Certificates

Schedule 1-C	–	Representations and Warranties with respect to the PMH Transactions

Schedule 1-D	–	Representations and Warranties Regarding the Eligible Securities

Schedule 1-E	–	Representations and Warranties Regarding the Pledged Margin Securities

Schedule 2	–	Participation Agreements and Participation Certificates

Schedule 3	–	Responsible Officers of Seller and Guarantor

Exhibit A	–	Form of Transaction Notice

Exhibit B	–	Form of Request for Approval of Participation Agreements and Participation Certificates

Exhibit C	–	Form of Margin Excess Notice

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of December 20, 2017, among PMT ISSUER TRUST—FMSR, as buyer (the “Buyer”), PENNYMAC CORP. (“PMC”), as seller (the “Seller”), and PENNYMAC MORTGAGE INVESTMENT TRUST, as guarantor (the “Guarantor”).

W I T N E S S E T H :

WHEREAS, the Seller has made, and may in the future make, the MSRs subject to this Agreement, subject to certain Participation Agreements in order to create Portfolio Excess Spread evidenced by Participation Certificates;

WHEREAS, from time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to the Buyer Participation Certificates or to designate additional MSRs to the existing Participation Certificates, against the delivery of Consideration by the Buyer, with a simultaneous agreement by the Buyer to transfer to the Seller such Participation Certificates at a date certain or on demand, against the transfer of funds by the Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder;

WHEREAS, the Seller will pledge certain MSRs in connection with the Transactions;

WHEREAS, the Buyer has required and the Guarantor has agreed that it will Guarantee the Obligations hereunder; and

WHEREAS, the Guarantor will receive a benefit, either directly or indirectly, from the Seller for entering into the PMC Guaranty.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Seller and the Guarantor hereby agree as follows.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, any capitalized terms used and not defined herein shall have the meaning set forth in Appendix A of the Base Indenture.

Section 1.02 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time;

(ii) all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(iii) defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(vi) in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(vii) periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to months and calendar years unless otherwise specified;

(viii) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(ix) “including” and words of similar import will be deemed to be followed by “without limitation”;

(x) references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time; and

(xi) all references to payments or deliveries of “cash” shall be understood to mean “immediately available funds” or “available funds held in a deposit account,” as the context may require.

ARTICLE II

GENERAL TERMS

Section 2.01 Transactions. During the Commitment Period, and subject to the terms and conditions of this Agreement, the Buyer agrees to enter into Transactions with the Seller for the applicable Purchase Price. The Seller may pay the Repurchase Price in whole or in part at any time during the Commitment Period, and additional Transactions may be entered into in accordance with the terms and conditions hereof. The Buyer’s obligation to enter into Transactions pursuant to the terms of this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, the Buyer shall have no commitment or obligation to enter into Transactions to the extent the Purchase Price of such Transaction exceeds the Asset Base (determined after giving effect to such proposed purchase).

Section 2.02 Procedure for Entering into Transactions. (a) The Seller may enter into Transactions with the Buyer during the Commitment Period on any Purchase Date; provided, that the Seller shall have given the Buyer irrevocable notice (each, a “Transaction Notice”) with a copy to the Administrative Agent and the Indenture Trustee, which notice (i) shall be substantially in the form of Exhibit A hereto, (ii) shall be signed by a Responsible Officer of the Seller and be received by the Buyer prior to 1:00 p.m. (New York time) one (1) Business Day prior to the related Purchase Date, (iii) shall specify (A) the Dollar amount of the requested Purchase Price, (B) the requested Purchase Date, (C) the information required to be included in the Asset Schedule with respect to each Participation Certificate subject of such Transaction in mutually acceptable electronic form and (D) a copy of the related “Funding Certification” being delivered pursuant to the Indenture in connection with such Transaction, if applicable, and (iv) shall have attached to it a revised Asset Schedule, dated as of the date of such notice. Each Transaction Notice on any Purchase Date shall be in an amount equal to at least $25,000.

(b) If the Seller shall deliver to the Buyer a Transaction Notice that satisfies the requirements of Section 2.02(a), Buyer will notify the Seller prior to the requested Purchase Date of its intent to remit the requested Purchase Price, and the form or forms of the Consideration that will be provided, including (i) the portion of such Purchase Price that will paid in cash, if any (ii) the Note Balance, or increased Note Balance, of any Variable Funding Note and (iii) the increased value of the Owner Trust Certificate, which increase will result from the deemed capital contribution to the Buyer of any portion of the Purchase Price not paid pursuant to clause (i) or (ii) above. If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Purchase Date, then subject to the foregoing, on the Purchase Date, the Buyer shall deliver the Consideration to the Seller, including remitting any cash portion of the requested Purchase Price identified by the Buyer in Dollars and in immediately available funds to the account specified by the Seller in Schedule 5 to the Base Indenture.

(c) Upon entering into each Transaction hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Transaction Notice.

Section 2.03 Repurchase; Payment of Repurchase Price; Optional Payments.

(a) The Seller hereby promises to (i) repurchase the Purchased Assets and pay the Repurchase Price and all other outstanding Obligations on the related Termination Date and (ii) pay any and all Required Payments on the related MRA Payment Date.

(b) Without limiting the foregoing, on each MRA Payment Date, the Seller shall sweep all amounts received with respect to MSRs to the Dedicated Account in accordance with Section 6.12 hereof to be applied in accordance with Section 2.07 hereof.

(c) Seller may, at its option, elect to make a payment (an “Optional Payment”) to Buyer in respect of any Interim Payment Date or Payment Date for the purpose of reducing the Purchase Price. Such payment shall be made to the Dedicated Account.

(d) If the Buyer intends to use any or all of an Optional Payment to effect a redemption of any portion of a Class of Notes pursuant to Section 13.1 of the Base Indenture, Seller shall contemporaneously pay to the Buyer all accrued and unpaid Price Differential on the amount so redeemed, together with the applicable Specified Call Premium Amounts (as defined in any applicable Indenture Supplement) then due and payable, if any.

(e) If Seller intends to use Pledged Margin Securities to satisfy a Margin Call in accordance with Section 2.05, (i) such Pledged Margin Securities shall be deposited in a Pledged Margin Securities Account and (ii) such Pledged Margin Securities shall comply with the representations and warranties to be agreed upon by the Repo Buyer, the Administrative Agent and the Repo Seller to be set forth on Schedule 1-D.

(f) If Seller intends to use Eligible Securities to satisfy a Margin Call in accordance with Section 2.05, (i) such Eligible Securities shall be deposited in a Eligible Securities Account and (ii) such Eligible Securities shall comply with the representations and warranties to be agreed upon by the Repo Buyer, the Administrative Agent and the Repo Seller to be set forth on Schedule 1-C.

Section 2.04 Price Differential.

(a) On each MRA Payment Date, the Seller hereby promises to pay to the Buyer all accrued and unpaid Price Differential on the Transactions, as invoiced by the Buyer two (2) Business Days prior to the related MRA Payment Date (the “Price Differential Statement Date”); provided that if the Buyer fails to deliver such statement on the Price Differential Statement Date, on such MRA Payment Date the Seller shall pay the amount which the Seller calculates as the Price Differential due and upon delivery of the statement, the Seller shall remit to the Buyer any shortfall, or the Buyer shall refund to the Seller any excess, in the Price Differential paid. Price Differential shall accrue each day on the Purchase Price at a rate per annum equal to the Pricing Rate.

(b) In addition to the payment of the Price Differential, on each MRA Payment Date, the Seller hereby promises to pay to the Buyer all accrued and unpaid amounts representing Expenses, if any.

Section 2.05 Margin Maintenance.

(a) If at any time the aggregate outstanding amount of the Purchase Price exceeds the Asset Base in effect at such time, as determined on each Interim Payment Date (or, on a daily basis, in the event of the delivery of Eligible Securities or pledging of Pledged Margin Securities) after taking into account any Transaction being effected on such date (such excess, a “Margin Deficit”), then the Buyer may by notice to the Seller require the Seller to eliminate the Margin Deficit (such requirement, a “Margin Call”) by (i) making a Margin Call Payment, (ii) if there is no Borrowing Base Deficiency at such time, the reduction of the value of the Owner Trust Certificate, or (iii) in the sole discretion of the Buyer (not to be unreasonably withheld), pledging a Pledged Margin Security to Buyer.

(b) Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call, any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. With respect to a Margin Call, any notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second (2nd) Business Day following the date of such notice. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”. The failure of the Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Each of the Seller and the Buyer agrees that a failure or delay by the Buyer to exercise its rights hereunder shall not limit or waive the Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

(c) In the event that a Margin Deficit exists, the Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) may be held by the Buyer against the related Margin Deficit or (ii) may be applied by the Buyer against the Purchase Price. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

(d) If the aggregate outstanding amount of the Asset Base exceeds the Purchase Price as determined on each MRA Payment Date (such excess, a “Margin Excess”), then Seller may deliver a Margin Excess Notice to Buyer and request Buyer to deliver additional Consideration in an amount not to exceed the amount of such Margin Excess indicated in such Margin Excess Notice. Seller shall deliver such Margin Excess Notice at least one (1) Business Day prior to the Interim Payment Date on which Seller wishes to receive such amount. If the Margin Excess Notice has been timely provided, the Buyer shall provide Consideration to the Seller in the requested amount on the specified Interim Payment Date, which Consideration shall consist of (i) cash, to the extent Buyer has excess cash or is able to obtain cash by effectuating an increase in the VFN Principal Balance, (ii) release of Eligible Securities, (iii) issuance of additional Notes and (iv) otherwise, an increase in the value of the Owner Trust Certificate.

Section 2.06 Payment Procedure. The Seller shall deposit or cause to be deposited all amounts constituting collections, payments and proceeds of Assets (including all fees and proceeds of sale) in the Dedicated Account as set forth in Section 6.12, within two (2) Business Days of receipt thereof or in the case of related liquidation or insurance proceeds, as promptly as reasonably practical following receipt of any related liquidation or insurance proceeds. The Seller shall cause the Subservicer to remit directly to the Dedicated Account all amounts that constitute collections, payments and proceeds of Assets owed by Subservicer to the Seller. The Seller absolutely, unconditionally, and irrevocably, shall make, or shall cause its Subservicer to make, all payments required to be made by the Seller hereunder whether or not sufficient amounts are on deposit in the Dedicated Account.

Section 2.07 Net Payments. (a) On each MRA Payment Date, the Seller shall pay all amounts due and owing under Sections 2.03, 2.04 or 2.05; however, prior to the occurrence of an Event of Default, such payments shall be netted against amounts otherwise distributable to the Seller as the holder of the Owner Trust Certificate under the Indenture, and such payment obligation shall be deemed paid and satisfied upon the payment of the Net Payment Amount for such MRA Payment Date.

(b) Notwithstanding any other provision of this Agreement, the Seller shall be entitled to retain, from payments on, or relating to, the Mortgage Loans, all Ancillary Income, the Base Servicing Fee and the Advance Reimbursement Amounts. Ancillary Income, the Base Servicing Fee and the Advance Reimbursement Amounts shall not be required to be deposited into the Dedicated Account, and shall not be subject to any offset, netting or withdrawal under this Agreement.

Section 2.08 Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Program Agreement, the Buyer shall have full, unlimited recourse against the Seller and the Guarantor and their respective assets in order to satisfy the Obligations.

Section 2.09 Taxes. (a) Any and all payments by the Seller or the Guarantor under or in respect of this Agreement or any other Program Agreements to which the Seller or the Guarantor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If the Seller or the Guarantor shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Agreements to the Buyer (including for purposes of this Section 2.09, any assignee, successor or participant), (i) the Seller or the Guarantor, as applicable, shall make all such deductions and withholdings in respect of Taxes, (ii) the Seller or the Guarantor, as applicable, shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by the Seller or the Guarantor, as applicable, shall be increased as may be necessary so that after the Seller or the Guarantor, as applicable, has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.09), such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement, the term “Non-Excluded Taxes” means Taxes other than, in the case of the Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized, or any political subdivision thereof, unless such Taxes are imposed as a result of the Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Agreements (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, the Seller and the Guarantor hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Agreement or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Program Agreement (collectively, “Other Taxes”).

(c) The Seller and the Guarantor hereby agree to indemnify the Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by the Seller or the Guarantor, as applicable, under this Section 2.09 imposed on or paid by such Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Seller and the Guarantor provided for in this Section 2.09 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Seller and the Guarantor under the indemnity set forth in this Section 2.09(c) shall be paid within ten (10) days from the date on which the Buyer makes written demand therefor.

(d) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.09 shall survive the termination of this Agreement and the other Program Agreements. Nothing contained in this Section 2.09 shall require any Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 2.10 Indemnity. The Seller agrees to indemnify the Buyer and to hold the Buyer harmless from any loss or expense that the Buyer may sustain or incur as a consequence of (i) a default by the Seller in payment when due of the Repurchase Price, Required Payment, Margin Deficit or Price Differential or (ii) a default by the Seller in making any prepayment of Repurchase Price after the Seller has given a notice thereof in accordance with Section 2.03.

Section 2.11 Dedicated Account.

Amounts received on account of MSRs and Portfolio Excess Spread (excluding Ancillary Income, Base Servicing Fee and Advance Reimbursement Amounts) and retained by the Seller pursuant to the related Servicing Contract or Participation Agreement, as the case may be, shall, subject to Section 6.12, promptly, in any event within two (2) Business Days after receipt, be deposited in the Dedicated Account. Prior to an Event of Default, funds deposited in the Dedicated Account (including any interest paid on such funds) may only be used in accordance with Section 6.12. On or after the occurrence of an Event of Default, amounts on deposit in the Dedicated Account may only be used in accordance with Section 6.12 and only to pay the Obligations hereunder. Upon the Termination Date and the payment of all amounts due by the Seller hereunder, all amounts on deposit in the Dedicated Account shall be remitted to the Seller.

Section 2.12 Additional Participation Agreements and Participation Certificates.

In the event that the Seller wishes to enter into a Transaction with respect to a Participation Agreement or Participation Certificate not listed on Schedule 2 hereto, Seller shall deliver a written request, substantially in the form of Exhibit B hereto. Upon receipt of the request and filing of a UCC-3 amendment adding the additional Participation Agreement or Participation Certificate, Schedule 2 shall be automatically updated to include each additional Participation Agreement and Participation Certificate identified thereon, and the Asset Schedule shall also be updated.

Section 2.13 Termination. (a) Notwithstanding anything to the contrary set forth herein, if a Seller Termination Option occurs, the Seller may, upon five (5) Business Days’ prior notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of the five (5) Business Days).

(b) In the event that a Seller Termination Option as described in clause (a) of the definition thereof has occurred and the Seller has notified the Buyer of its option to terminate this Agreement, the Buyer shall have the right to withdraw such request for payment within three (3) Business Days of the Seller’s notice of its exercise of the Seller Termination Option and the Seller shall no longer have the right to terminate this Agreement.

(c) The Seller shall remain responsible for all costs incurred by the Buyer pursuant to Section 2.09 hereunder and any cost or expenses incurred by the Buyer under the Indenture.

Section 2.14 Sold MSR Excess Spread.

(a) With respect to any Sold MSR Excess Spread that is made subject to a Transaction hereunder, PMH shall first pledge such Sold MSR Excess Spread under the PMH Repurchase Agreement; provided that the Seller provides notice thereof to the Buyer and such Sold MSR Excess Spread is and continues to be an Eligible Asset.

(b) The Seller hereby agrees and acknowledges that such PMH Transaction is subject to and subordinate to (i) the Buyer’s rights hereunder and (ii) the Buyer’s security interest in the Sold MSR Excess Spread and rights under the PMH Subordination Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Seller and the Guarantor represents and warrants to the Buyer as of the Closing Date and as of each Purchase Date for any Transaction that:

Section 3.01 Seller and Guarantor Existence. Each of the Seller and the Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 3.02 Licenses. Each of the Seller and the Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws. The Seller has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Assets. Each of the Seller and the Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement, any Transaction Notice and any Excess Margin Notice.

Section 3.03 Power. Each of the Seller and the Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04 Due Authorization. Each of the Seller and the Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Notice and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Notice not yet executed, will be) duly authorized, executed and delivered by the Seller and the Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against the Seller and the Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05 No Event of Default. There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities, and there is no Event of Default by PMH under the PMH Documents.

Section 3.06 Solvency. Each of the Seller and the Guarantor is solvent and will not be rendered insolvent by any Transaction (including the inclusion therein of any Sold MSR Excess Spread by the Seller) and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither the Seller nor the Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The Seller is not selling and/or pledging any Repurchase Assets with any intent to hinder, delay or defraud any of its creditors.

Section 3.07 No Conflicts. The execution, delivery and performance by each of the Seller and the Guarantor of this Agreement, any Transaction Notice hereunder and the Program Agreements do not conflict with any term or provision of the organizational documents of the Seller or the Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Seller or the Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or the Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which the Seller or the Guarantor is a party.

Section 3.08 True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of the Seller, the Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to the Buyer in connection with the initial or any ongoing due diligence of the Seller, the Guarantor or any Affiliate thereof or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

Section 3.09 Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under Applicable Law in connection with the execution, delivery and performance by the Seller or the Guarantor of this Agreement, any Transaction Notice and the Program Agreements.

Section 3.10 Ownership. (a) The Seller has good title to all of the Repurchase Assets (other than the Sold MSR Excess Spread for which the Seller has the right to pledge such Sold MSR Excess Spread pursuant to this Agreement and the PMH Subordination Agreement), free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b) Each item of the Repurchase Assets was acquired by the Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c) There are no agreements or understandings between the Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to the Buyer under this Agreement.

(d) The provisions of this Agreement are effective to create in favor of the Buyer a valid security interest in all right, title and interest of the Seller in, to and under the Repurchase Assets.

(e) Upon the filing of financing statements on Form UCC-1 naming the Buyer as “Secured Party” and the Seller as “Debtor”, and describing the Repurchase Assets, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Repurchase Assets which can be perfected by filing under the Uniform Commercial Code.

Section 3.11 The Servicing Contracts and Participation Agreements. The Buyer has received copies of each Servicing Contract and Participation Agreement (including all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and the Seller hereby certifies that the copies delivered to the Buyer by the Seller are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to the Buyer. Each such document to which the Seller is a party has been duly executed and delivered by the Seller and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.12 Investment Company. Neither the Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Seller shall not be deemed a “Subsidiary” for the purposes of this Section 3.12.

Section 3.13 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, the Seller’s chief executive office, is, and has been, located at 3043 Townsgate Road, Suite 300, Westlake Village, CA 91361. On the date hereof, the Seller’s jurisdiction of organization is the State of Delaware. The Seller shall provide the Buyer with thirty (30) days advance notice of any change in the Seller’s principal office or place of business or jurisdiction. The Seller has no trade name. During the preceding five (5) years, the Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.14 Location of Books and Records. The location where the Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

Section 3.15 ERISA. Each Plan to which the Seller, the Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of the Seller and the Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.16 Fannie Mae Approvals; Servicing Facilities. The Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices. The Seller is a Fannie Mae approved seller/servicer. If and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, the Seller is an FHA Approved Mortgagee and a VA Approved Lender. The Seller is also approved, to the extent necessary, by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. In each such case, the Seller is in good standing, with no event having occurred or the Seller having any reason whatsoever to believe or suspect will occur, including a change in insurance coverage which would either make the Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to Fannie Mae or, if applicable, to HUD, FHA, VA or the USDA. Should the Seller for any reason cease to possess all such applicable approvals, or should notification to Fannie Mae or, if applicable, to HUD, FHA, VA or the USDA be required, the Seller shall so notify the Buyer promptly in writing.

Section 3.17 Plan Assets. Neither the Seller nor the Guarantor is an employee benefit plan as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity that is deemed to hold Plan Assets, and the Purchased Assets and Repurchase Assets are not Plan Assets. Neither the Seller nor the Guarantor is subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.

Section 3.18 No Prohibited Persons. Neither the Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001

(“EO13224”); (ii) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (v) above are herein referred to as a “Prohibited Person”).

Section 3.19 Compliance with 1933 Act. Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Participation Certificates, any interest in the Participation Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Participation Certificates, any interest in the Participation Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Participation Certificates, any interest in the Participation Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Participation Certificates under the 1933 Act or which would render the disposition of the Participation Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Section 3.20 Eligible Assets. All Assets that are subject to a Transaction under this Agreement are Eligible Assets.

ARTICLE IV

CONVEYANCE; REPURCHASE ASSETS; SECURITY INTEREST

Section 4.01 Ownership. Upon payment (or deemed payment) of the Purchase Price, the Buyer shall become the sole owner of the Purchased Assets (other than the related MSRs, which are pledged, and not sold, to the Buyer), free and clear of all liens and encumbrances, but subject to the rights of Fannie Mae pursuant to the Acknowledgment Agreement with Fannie Mae.

Section 4.02 Security Interest. (a) Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than the MSRs, which are pledged, and not sold, to the Buyer), in the event any such Transactions are deemed to be loans, and in any event, the Seller hereby pledges to the Buyer as security for the performance by the Seller of its Obligations and hereby grants, assigns and pledges to the Buyer a fully perfected first priority security interest in all of the Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (in the case of all MSRs, subject and subordinated to Fannie Mae’s rights under the Acknowledgment Agreement and the Fannie Mae Requirements), is hereinafter referred to as the “Repurchase Assets”:

(i) each Participation Certificate and all MSRs related thereto, whether such MSRs are in existence on the date such Participation Certificate becomes the subject of a Transaction hereunder or arise thereafter, and whether or not such Assets or the related Mortgage Loans are listed on an Asset Schedule;

(ii) all MSRs arising under or related to any Servicing Contract as reflected in the Schedule of Mortgages or Request for Approval for Transfer;

(iii) all rights to reimbursement or payment of Assets and/or amounts due in respect thereof under the related Servicing Contract, Fannie Mae MBS, the Acknowledgment Agreement or the Participation Agreements;

(iv) any rights in the Dedicated Account and to the amounts on deposit therein;

(v) all rights under the PMH Documents;

(vi) all rights under the Retained Excess Spread Participation Agreement;

(vii) any rights in the Pledged Margin Securities Account and to the amounts on deposit therein;

(viii) any rights in the Eligible Securities Account and to the amounts on deposit therein;

(ix) all records, instruments or other documentation evidencing any of the foregoing;

(x) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including all of the Seller’s rights, title and interest in and under the Participation Agreements and the Servicing Contracts); and

(xi) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b) The Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Repurchase Assets to the Buyer to secure the Obligations. The Seller agrees to mark its computer records and tapes to evidence the interests granted to the Buyer hereunder.

(c) The parties acknowledge that Fannie Mae has certain rights under the Acknowledgment Agreement and Fannie Mae Requirements, including the right to terminate the Seller and either market the servicing rights and seek competitive bids for all or part of the Servicing Rights or retain all or part of the Servicing Rights and arrange for the Appraised Market Value to be established, as more particularly set forth therein. To the extent that Fannie Mae requires a transfer of MSRs to a new servicer, and in order to secure the Seller’s obligations to effect such transfer, the Seller hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the MSRs to such new servicer, whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

(d) The Buyer and the Seller hereby acknowledge and agree that PMH has acquired the Sold MSR Excess Spread subject to the Lien of the Buyer created under the PMH Subordination Agreement and in order to evidence such Lien, PMH shall reaffirm such Lien, and pursuant to the PMH Subordination Agreement, grant a security interest in and Lien on the Sold MSR Excess Spread and related collateral as more particularly set forth in the PMH Subordination Agreement.

(e) The foregoing provisions of this Section are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and the Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

Section 4.03 Further Documentation. At any time and from time to time, upon the written request of the Buyer, and at the sole expense of the Seller, the Seller will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Buyer may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby.

Section 4.04 Limited Pledge of Fannie Mae Servicing. The Buyer acknowledges and agrees that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the Acknowledgment Agreement):

“The Security Interest described in this financing statement is subordinate to all rights of Fannie Mae under (i) the terms of an Acknowledgment Agreement, with respect to the Security Interest (as defined therein) among Fannie Mae, PennyMac Corp. (the “Servicer”), PennyMac Holdings, LLC, PennyMac Mortgage Investment Trust and Citibank, N.A., solely as Indenture Trustee under the Base Indenture, dated December 20, 2017, and not in its individual capacity, (ii) the terms of a Subordination of Interest Agreement, with respect to the Security Interest (as defined therein), among Fannie Mae, the Servicer and PennyMac Holdings, LLC, and (iii) the Mortgage Selling and Servicing Contract, the Fannie Mae Selling Guide, the Fannie Mae Servicing Guide and all supplemental servicing instructions or directives provided by Fannie Mae, all applicable master agreements, recourse agreements, repurchase agreements, indemnification agreements, loss-sharing agreements, and any other agreements between Fannie Mae and the Servicer, and all as amended, restated or supplemented from time to time (collectively, the “Fannie Mae Lender Contract”), which rights include the right of Fannie Mae to terminate the Fannie Mae Lender Contract with or without cause and the right to sell, or have transferred, the Servicing Rights.”

Section 4.05 Changes in Locations, Name, etc. The Seller shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.13 or (b) change its name or identity, unless it shall have given the Buyer at least thirty (30) days’ prior written notice thereof and shall have delivered to the Buyer all Uniform Commercial Code financing statements and amendments thereto as the Buyer shall request and taken all other actions deemed necessary by the Buyer to continue its perfected status in the Repurchase Assets with the same or better priority.

Section 4.06 The Buyer’s Appointment as Attorney-in-Fact.

(a) The Seller hereby irrevocably constitutes and appoints the Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Seller hereby gives the Buyer the power and right, on behalf of the Seller, without assent by, but with notice to, the Seller to do the following:

(i) in the name of the Seller or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Asset whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii) except to the extent inconsistent with the related Servicing Contracts and the Acknowledgment Agreement, request that MSRs be transferred to the Buyer or to another servicer approved by Fannie Mae and perform (without assuming or being deemed to have assumed any of the obligations of the Seller thereunder) all aspects of each Servicing Contract that is a Purchased Asset;

(iv) request distribution to the Buyer of sale proceeds or any applicable contract termination fees arising from the sale or termination of such MSRs and remaining after satisfaction of the Seller’s relevant obligations to Fannie Mae, including costs and expenses related to any such sale or transfer of such MSRs and other amounts due for unmet obligations of the Seller to Fannie Mae under the Fannie Mae Lender Contract;

(v) deal with investors and any and all subservicers and master servicers in respect of any of the Repurchase Assets in the same manner and with the same effect as if done by the Seller; and

(vi) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to the Buyer or as the Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Asset; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any portion thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against the Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Repurchase Assets as fully and completely as though the Buyer were the absolute owner thereof for all purposes, and to do, at the Buyer’s option and the Seller’s expense, at any time, and from time to time, all acts and things which the Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Seller might do.

(b) The Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c) The Seller also authorizes the Buyer, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.08 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

(d) The powers conferred on the Buyer are solely to protect the Buyer’s interests in the Repurchase Assets and shall not impose any duty upon the Buyer to exercise any such powers. The Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Buyer nor any of its officers, directors, or employees shall be responsible to the Seller for any act or failure to act hereunder, except for the Buyer’s own gross negligence or willful misconduct.

Notwithstanding anything to the contrary herein or any of the other Program Agreements, any appointment set forth in this Section 4.06, as well as the Buyer’s exercise (or purported exercise) of any right, power or authority given by the Seller hereunder, shall be subject to the Fannie Mae Lender Contract and the Acknowledgment Agreement and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs.

Section 4.07 Performance by the Buyer of the Seller’s Obligations. If the Seller fails to perform or comply with any of its agreements contained in the Program Agreements and the Buyer may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of the Buyer actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Pricing Rate shall be payable by the Seller to the Buyer on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days elapsed from the preceding MRA Payment Date to and excluding such date of determination and a 360 day year.

Section 4.08 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Repurchase Assets received by the Seller consisting of cash, checks and other liquid assets readily convertible to cash items shall be held by the Seller in trust for the Buyer, segregated from other funds of the Seller, and shall forthwith upon receipt by the Seller be turned over to the Buyer in the exact form received by the Seller (duly endorsed by the Seller to the Buyer, if required) and (b) any and all such proceeds received by the Buyer (whether from the Seller or otherwise) may, in the sole discretion of the Buyer, be held by the Buyer as collateral security for, and/or then or at any time thereafter may be applied by the Buyer against, the Obligations (whether matured or unmatured), such application to be in such order as the Buyer shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to the Seller or to whomsoever may be lawfully entitled to receive the same. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the provisions of this Section 4.08 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Fannie Mae.

Section 4.09 Remedies. If an Event of Default shall occur and be continuing, the Buyer may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including the Buyer’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, the Buyer may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of the Seller or any of the Seller’s property. Without limiting the generality of the foregoing, the Buyer may terminate a Participation Interest in accordance with the applicable Participation Agreement. Without limiting the generality of the foregoing, the Buyer without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon the Seller or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Repurchase Assets, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Repurchase Assets or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Buyer or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Buyer shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Repurchase Assets so sold, free of any right or equity of redemption in the Seller, which right or equity is hereby waived or released. The Seller further agrees, at the Buyer’s request, to assemble the Repurchase Assets and make them available to the Buyer at places which the Buyer shall reasonably select, whether at the Seller’s premises or elsewhere. The Buyer shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Repurchase Assets or in any way relating to the Repurchase Assets or the rights of the Buyer hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Buyer may elect, and only after such application and after the payment by the Buyer of any other amount required or permitted by any provision of law, including Section 9-615 of the Uniform Commercial Code, need the Buyer account for the surplus, if any, to the Seller. To the extent permitted by Applicable Law, the Seller waives all claims, damages and demands it may acquire against the Buyer arising out of the exercise by the Buyer of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Buyer. If any notice of a proposed sale or other disposition of Repurchase Assets shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Seller shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Repurchase Assets are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by the Buyer to collect such deficiency. Notwithstanding anything to the contrary herein or in any of the other Program Agreements, the remedies set forth in this Section 4.09 shall be subject to the applicable Servicing Contracts and the Acknowledgment Agreement entered into with Fannie Mae.

Section 4.10 Limitation on Duties Regarding Preservation of Repurchase Assets. Indenture Trustee’s duty with respect to the custody, safekeeping and physical preservation of the Repurchase Assets in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Buyer deals with similar property for its own account. Neither the Buyer nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Repurchase Assets or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Repurchase Assets upon the request of the Seller or otherwise.

Section 4.11 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Repurchase Assets are irrevocable and powers coupled with an interest.

Section 4.12 Release of Security Interest. Upon the latest to occur of (a) the repayment to the Buyer of all Obligations and the performance of all obligations under the Program Agreements, or (b) the occurrence of the Termination Date, the Buyer shall release its security interest in any remaining Repurchase Assets hereunder and shall promptly execute and deliver to the Seller such documents or instruments as the Seller shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 4.13 Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of the Seller or the Guarantor is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or the Guarantor or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.14 Subordination.

(a) It is anticipated that in connection with the transactions contemplated by the Program Agreements, that (x) PMH is pledging the Sold MSR Excess Spread to the Seller subject to the Lien of the Buyer and (y) the Seller hereby reaffirms such Lien. The Seller acknowledges and agrees that its rights with respect to the Repurchase Assets under the PMH Repurchase Agreement are and shall continue to be at all times junior and subordinate to (i) the rights of the Buyer under this Agreement and (ii) the rights of the Buyer under the PMH Subordination Agreement. In connection with the foregoing, the Seller agrees to subordinate all of the rights under the PMH Repurchase Agreement to the rights of the Buyer hereunder and under the other Program Agreements. In furtherance of the foregoing, notwithstanding any rights or remedies available to the Seller under the PMH Repurchase Agreement and the other PMH Documents, Applicable Law or otherwise, the Seller shall not, directly or indirectly, exercise any remedies available to it under the PMH Repurchase Agreement and the other PMH Documents or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the Program Agreements. In no instance shall the Buyer succeed to any liabilities or obligations of the Seller under the PMH Repurchase Agreement or the other PMH Documents.

(b) In furtherance of the foregoing, the Seller agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the PMH Repurchase Agreement, the other PMH Documents or the Program Agreements during an Act of Insolvency of PMH or the Seller, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if the Buyer has consented to such disposition.

(c) If an Act of Insolvency of PMH or the Seller occurs, the Seller agrees not to contest (or support any other Person contesting) any request by the Buyer for adequate protection, or any objection by the Buyer to any motion, relief, action or proceeding based on the Buyer claiming a lack of adequate protection.

(d) Until the obligations under the Program Agreements are paid in full, the Seller shall not oppose any request by the Buyer for relief from the automatic stay or any other stay in any Act of Insolvency of PMH or the Seller.

(e) The Seller shall not oppose or seek to challenge any claim by the Buyer for allowance and payment in any Act of Insolvency of PMH or the Seller, of obligations under the Program Agreements consisting of post-petition interest, fees, costs or other charges to the extent of the value of the Buyer’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement or the PMH Documents, without regard to the existence of a lien, encumbrance, pledge or other claims of PMH applicable to the obligations of the other parties to the Program Agreements.

(f) The Seller shall not seek in any Act of Insolvency of PMH or the Seller, to be treated as part of the same class of creditors as the Buyer and shall not oppose any pleading or motion by the Buyer advocating that the Buyer and PMH and the Seller should be treated as separate classes of creditors. The Seller acknowledges and agrees that its rights with respect to the Repurchase Assets are and shall continue to be at all times junior and subordinate to the rights of the Buyer under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01 Initial Transaction. The obligation of the Buyer to enter into Transactions with the Seller hereunder is subject to the satisfaction, immediately prior to or concurrently with the entering into such Transaction, of the condition precedent that the Buyer shall have received all of the following items, each of which shall be satisfactory to the Buyer and its counsel in form and substance:

(a) Program Agreements. The Program Agreements, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b) Security Interest. Evidence that all other actions necessary or, in the opinion of the Buyer, desirable to perfect and protect the Buyer’s interest in the Purchased Assets and Repurchase Assets have been taken, including duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c) Organizational Documents. A certificate of the corporate secretary of each of the Seller and the Guarantor in form and substance acceptable to the Buyer, attaching certified copies of the Seller’s and the Guarantor’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements, and with respect to the Guarantor, a certification to the effect that the Guarantor has complied with, satisfied, observed and performed in all material respects all the terms, covenants, agreements and conditions of the Transaction Documents as required pursuant to this Agreement.

(d) Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of the Seller and the Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Closing Date.

(e) Incumbency Certificate. An incumbency certificate of the corporate secretary of each of the Seller and the Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(f) Servicing Contracts. Fully executed copies of each Servicing Contract certified as true, correct and complete by the Seller.

(g) Fees. The Buyer shall have received payment in full of all fees and Expenses which are payable hereunder to Buyer on or before such date.

(h) Insurance. Evidence that the Seller has added the Buyer as an additional loss payee under the Seller’s Fidelity Insurance.

Section 5.02 All Transactions. The obligation of the Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(a) Due Diligence Review. Without limiting the generality of Section 10.08 hereof, the Buyer shall have completed, to its satisfaction, its due diligence review of the related Assets and the Seller and the Guarantor.

(b) Transaction Notice and Asset Schedule. In accordance with Section 2.02 hereof, the Buyer shall have received from the Seller a Transaction Notice with an updated Asset Schedule which includes Assets related to a proposed Transaction hereunder on such Business Day.

(c) No Margin Deficit. After giving effect to each new Transaction, the aggregate outstanding amount of the Purchase Price shall not exceed the Asset Base then in effect.

(d) No Default. No Default or Event of Default shall have occurred and be continuing.

(e) Requirements of Law. The Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Buyer to enter into any Transaction.

(f) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g) Servicing Contracts; Assets. The Buyer shall have:

(i) received the related Servicing Contract relating to any Purchased Assets, which the Buyer shall have determined prior to financing the first Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to the Buyer in its sole discretion;

(ii) received copies of all other consents and notices required under the related Servicing Contract and with respect to the MSRs, the Acknowledgment Agreement, each in form and substance satisfactory to the Buyer; and

(iii) received a copy of the Participation Agreement, which the Buyer shall have determined, prior to entering into the first Transaction related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to the Buyer in its sole discretion.

Notwithstanding the requirements set forth in Section 5.02(g)(ii) hereof, the Buyer hereby agrees to enter into Transactions with the Seller with respect to the MSRs. Any failure to repay the Purchase Price with respect to the MSRs in accordance with this section shall result in an immediate Event of Default.

(h) Sold MSR Excess Spread. If such Transaction is with respect to Sold MSR Excess Spread, (i) the Buyer shall have received duly executed copies of the PMH Documents, (ii) PMH shall have satisfied all conditions precedent to the entry into such PMH Transaction under the PMH Repurchase Agreement and (iii) the Buyer shall have received all of the following items:

(A) an amendment to the Master Spread Acquisition and MSR Servicing Agreement (i) requiring all cash attributable to such Sold MSR Excess Spread to be remitted to the Dedicated Account subject to Section 6.12 and (ii) in order to evidence the transfer of the Sold MSR Excess Spread from the Seller to PMH thereunder;

(B) an executed PMH Subordination Agreement permitting all proceeds to be remitted to the Dedicated Account subject to Section 6.12;

(C) an executed Subordination of Interest Agreement; and

(D) a security interest, general corporate and enforceability opinion or opinions of counsel to the Seller and the Guarantor, including an Investment Company Act opinion indicating that it is not necessary to register the Seller under the Investment Company Act of 1940 and (ii) an opinion of outside counsel to the Seller and the Guarantor covering comparable matters with respect to the PMH Documents.

(i) Participation Certificate. With respect to any Asset that constitutes a Participation Certificate, the Buyer shall have received the original Participation Certificate registered into the name of the Indenture Trustee as designee of the Buyer.

(j) Financing Statements. All financing statements, amendments to financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in such Assets, and protect such Assets and the other related Assets against all creditors of, and purchasers from, the Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

ARTICLE VI

COVENANTS

The Seller covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01 Financial Covenants. The Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

Section 6.02 Prohibition of Fundamental Changes. The Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided that the Seller may merge or consolidate with (a) any wholly owned subsidiary of the Seller, or (b) any other Person if the Seller is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.03 [Reserved.]

Section 6.04 Asset Schedule. The Seller shall at all times maintain a current list (which may be stored in electronic form) of all Assets. The Seller shall deliver to the Buyer on each Determination Date for any Interim Payment Date a cumulative Asset Schedule as of the last Business Day of the preceding week, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form. As of each date an updated Asset Schedule is delivered in accordance with this Section 6.04, the Seller hereby certifies, represents and warrants to the Buyer that each such updated Asset Schedule is true, complete and correct in all material respects.

Section 6.05 No Adverse Claims. The Seller warrants and will defend the right, title and interest of the Buyer in and to all Purchased Assets against all adverse claims and demands.

Section 6.06 Assignment. Except as permitted herein, the Seller shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section 6.06 shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

Section 6.07 Security Interest. The Seller shall do all things necessary to preserve the Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, the Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. The Seller will not allow any default for which the Seller is responsible to occur under any Purchased Assets or the related Repurchase Assets or any Program Agreement and the Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets or the related Repurchase Assets and any Program Agreement.

Section 6.08 Records. (a) The Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to Section 6.09, and all such Records shall be in the Seller’s possession unless the Buyer otherwise approves. The Seller will not allow any such papers, records or files that are an original or an only copy to leave the Seller’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event the Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. The Seller will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(b) For so long as the Buyer has an interest in or lien on any Purchased Assets or Repurchase Assets, the Seller will hold or cause to be held all related Records in trust for the Buyer. The Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of the Buyer granted hereby.

(c) Upon reasonable advance notice from the Buyer, the Seller shall (x) make any and all such Records available to the Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit the Buyer or its authorized agents to discuss the affairs, finances and accounts of the Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of the Seller with its independent certified public accountants.

Section 6.09 Books. The Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets (other than the related MSRs, which are pledged, and not sold to the Buyer) to the Buyer.

Section 6.10 Approvals. The Seller shall maintain all licenses, permits or other approvals necessary for the Seller to conduct its business and to perform its obligations under the Program Agreements, and the Seller shall conduct its business strictly in accordance with Applicable Law. The Seller shall maintain its status as an approved Fannie Mae seller/servicer (“Fannie Mae Approvals”). The Seller shall service all Assets in accordance with the Fannie Mae Lender Contract and any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs in all material respects. Should the Seller, for any reason, cease to possess all such Fannie Mae Approvals, or should notification to Fannie Mae or, if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, to HUD, FHA, USDA or VA as described in Section 3.16 hereof be required, the Seller shall so notify the Buyer promptly in writing. Notwithstanding the preceding sentence, the Seller shall take all necessary action to maintain all of its Fannie Mae Approvals at all times during the term of this Agreement.

Section 6.11 Material Change in Business. Neither the Seller nor the Guarantor shall make any material change in the nature of its business as carried on at the Closing Date.

Section 6.12 Collections on Assets and the Dedicated Account.

(a) Except as permitted under Section 6.12(b), prior to the Seller or any Subservicer making any withdrawal from the custodial account or any other clearing account maintained under the related Servicing Contract, the Seller or the Subservicer shall instruct the related depository institution to remit all Collections and other payments and proceeds in respect of MSRs, including Portfolio Excess Spread, to the Dedicated Account (but only to the extent that such funds are payable to the Seller or the Subservicer free and clear of any Fannie Mae rights or other restrictions on transfer set forth in such Servicing Contract). Except as permitted under Section 6.12(b), the Seller and the Subservicer shall not withdraw or direct the withdrawal or remittance of any Collections from any custodial account into which such amounts have been deposited other than to remit to the Dedicated Account.

(b) So long as (i) no Event of Default has occurred hereunder or (ii) no Event of Default (as defined in the Series 2017-VF1 Repurchase Agreement) has occurred under the Series 2017-VF1 Repurchase Agreement, the Seller shall be permitted to offset, net, withdraw or direct the withdrawal or remittance of any amounts which have been or are to be deposited into the Dedicated Account provided that prior to any offset, net, withdraw or direct the withdrawal or remittance of any such amounts, the Seller shall deposit funds into the Collection and Funding

Account until the amounts on deposit therein are at least equal to the Required Reserve Amount for the next succeeding MRA Payment Date. Upon the occurrence of an Event of Default hereunder or upon an Event of Default (as defined in the Series 2017-VF1 Repurchase Agreement) under the Series 2017-VF1 Repurchase Agreement, the Seller shall be required to deposit or cause to be deposited all amounts constituting Collections and payments and proceeds of Assets (including all fees and proceeds of sale) in the Dedicated Account in accordance with the requirements set forth in Section 6.12(a) without exercising any right of offset, netting or withdrawal.

(c) The Seller shall be permitted to retain the Base Servicing Fee, any Ancillary Income and Advance Reimbursement Amounts that the Seller is entitled to retain pursuant to Section 2.07(b) at all times.

Section 6.13 Applicable Law. The Seller and the Guarantor shall comply with the requirements of all Applicable Laws of any Governmental Authority.

Section 6.14 Existence. Each of the Seller and the Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.15 Chief Executive Office; Jurisdiction of Organization. The Seller shall not move its chief executive office from the address referred to in Section 3.13 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.13 unless it shall have provided the Buyer at least thirty (30) days’ prior written notice of such change.

Section 6.16 Taxes. The Seller and the Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.17 Termination of Servicing Notice. The Seller shall give notice to the Buyer promptly upon (a) receipt or notice or knowledge of any default, notice of termination of servicing for cause under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute Purchased Assets hereunder or (b) receipt or notice or knowledge of any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute Purchased Assets hereunder.

Section 6.18 True and Correct Information. All required financial statements, information and reports delivered by the Seller and the Guarantor to the Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable to SEC filings, the appropriate SEC accounting regulations.

Section 6.19 Servicing. The Seller shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices and the Servicing Contracts.

Section 6.20 No Pledge. Except as contemplated herein, neither the Seller nor the Guarantor shall (a) pledge, transfer or convey any security interest in the Dedicated Account to any Person without the express written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) or (b) pledge, grant a security interest or assign any existing or future rights to service any of the Repurchase Assets or to be compensated for servicing any of the Repurchase Assets, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts.

Section 6.21 Plan Assets. The Seller shall not act on behalf of an employee benefit plan as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Seller shall not use Plan Assets to engage in this Agreement or any Transaction hereunder if it would cause the Buyer to incur any prohibited transaction excise tax penalties under Section 4975 of the Code or otherwise constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or on Section 4975 of the Code. Transactions to or with the Seller or the Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA which would be violated by the Transactions contemplated hereunder.

Section 6.22 Sharing of Information. The Seller and the Guarantor shall allow the Buyer to exchange information related to the Seller and the Guarantor and the Transactions hereunder with noteholders or other third party lenders or investors and the Seller and the Guarantor shall permit each such person to share such information with the Buyer.

Section 6.23 Modification of the Servicing Contracts and Participation Agreements. The Seller shall not consent with respect to any Servicing Contracts or Participation Agreements related to any Asset that constitutes a Purchased Asset or Repurchase Asset, to (i) the modification, amendment or termination of such Servicing Contracts or Participation Agreements, (ii) the waiver of any provision of such Servicing Contracts or Participation Agreements or (iii) the resignation of the Seller as servicer under the Servicing Contracts, or the assignment, transfer, or material delegation of any of its rights or obligations, under such Servicing Contracts or Participation Agreements, without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders). Notwithstanding anything to the contrary herein or any of the other Program Agreements, Fannie Mae has the absolute and unconditional right to modify the Fannie Mae Lender Contract at any time.

Section 6.24 No Amendments/Waivers of PMH Documents. Without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), the Seller shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the PMH Documents or any of the Seller’s rights thereunder.

Section 6.25 No Modification of the Participation Agreements. The Seller shall not consent, with respect to the Participation Agreements related to any Purchased Assets or Repurchase Assets, to (i) the modification, amendment or termination of such Participation Agreements, (ii) the waiver of any provision of such Participation Agreements or (iii) the assignment, transfer, or material delegation of any of its rights or obligations, under Participation Agreements, without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders). Notwithstanding anything to the contrary set forth in the Participation Agreements, the Buyer is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

Section 6.26 No Subservicing. Except with respect to an Eligible Subservicing Agreement, the Seller shall not permit any of the Purchased Assets or Repurchase Assets to be subject to any subservicing agreement or subservicing arrangement without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF THE BUYER UPON DEFAULT

Section 7.01 Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a) Payment Failure. Failure of the Seller (which failure continues for a period of two (2) Business Days following written notice (which may be in electronic form) from the Buyer) to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on an MRA Payment Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, or (ii) cure any Margin Deficit when due pursuant to Section 2.05 hereof.

(b) Assignment. Assignment or attempted assignment by the Seller or the Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), or the granting by the Seller of any security interest, lien or other encumbrances on any Purchased Assets or Repurchase Assets to any person other than the Buyer.

(c) Insolvency. An Act of Insolvency shall have occurred with respect to the Seller, the Guarantor or any Affiliate thereof.

(d) Immediate Breach of Representation or Covenant or Obligation. A breach by the Seller of any of the representations, warranties or covenants or obligations set forth in Sections 3.01 (Seller and Guarantor Existence), 3.06 (Solvency), 6.02 (Prohibition of Fundamental Changes), 6.14 (Existence), 6.20 (No Pledge), 6.21 (Plan Assets) or 6.24 (No Amendments/Waivers of PMH Documents) of this Agreement.

(e) Additional Breach of Representation or Covenant. A material breach by the Seller or the Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(e) above), if such breach is not cured within thirty (30) days.

(f) Guarantor Breach. A breach by the Guarantor of any material representation, warranty or covenant set forth in the PMC Guaranty or any other Program Agreement if such breach is not cured within thirty (30) days (provided that the breach of the covenant in Section 6(c) of the PMC Guaranty shall not be entitled to such cure period), any “event of default” by the Guarantor under the PMC Guaranty, any repudiation of the PMC Guaranty by the Guarantor, or if the PMC Guaranty is not enforceable against the Guarantor.

(g) Change in Control. The occurrence of a Change in Control.

(h) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of the Seller, the Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of the Seller, the Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of the Seller, the Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of the Seller, the Guarantor or Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (h) shall not have been discontinued or stayed within thirty (30) days.

(i) Inability to Perform. A Responsible Officer of the Seller or the Guarantor shall admit its inability to, or its intention not to, perform any of the Seller’s Obligations or the Guarantor’s obligations hereunder or the PMC Guaranty.

(j) Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Repurchase Assets purported to be covered hereby.

(k) Financial Statements. The Seller’s or the Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Seller or the Guarantor as a “going concern” or a reference of similar import.

(l) Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or the Seller or any Affiliate of the Seller shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or the Guarantor’s obligations under the PMC Guaranty;

(m) Dedicated Account. Except as permitted under Section 6.12(b), the Seller or any other Person shall have withdrawn any amounts on deposit in the Dedicated Account without the consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders) other than funds deposited or withdrawn in error.

(n) Deposit and Remittance Requirements. The Seller shall fail to comply with the deposit and remittance requirements set forth in the Fannie Mae Lender Contract (subject to any cure period provided therein) or Section 4.2(a) of the Base Indenture (and such failure under Section 4.2(a) of the Base Indenture continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Seller obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure).

(o) [Reserved].

(p) Approved Mortgagee; Approved Servicer; Eligible Subservicer.

(i) The Seller ceases to be (A) if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (B) a Fannie Mae approved seller/servicer or HUD, if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, or Fannie Mae, as applicable, suspends, rescinds, halts, eliminates, withdraws, annuls, repeals, voids or terminates the status of the Seller as either (1) if and to the extent that any FHA Loans, USDA Loans or VA Loans are Subject Mortgages, a HUD approved mortgagee pursuant to Section 203 of the National Housing Act or (2) a Fannie Mae approved seller/servicer; or

(ii) A Subservicer Termination Event; provided that no Event of Default shall occur if, upon a Subservicer Termination Event, a replacement Eligible Subservicer (i) is identified by Administrator that meets all the qualifications of an Eligible Subservicer within thirty (30) days and (ii) such Eligible Subservicer replaces the Subservicer within sixty (60) days, of such Subservicer Termination Event.

(q) Fraud; Violation of Requirements. (i) The Seller engages or has engaged in fraud or other reckless or intentional wrongdoing in connection herewith or any other Program Agreement or any document submitted pursuant thereto or otherwise in connection with any MBS, or in connection with any federal mortgage insurance or loan guaranty program, or other federal program related to any of the Mortgage Loans; or (ii) the Seller has used any payments, collections, recoveries or other funds pertaining in any way to the Mortgage Loans in violation of the requirements of the Fannie Mae Lender Contract or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs.

(r) Change to Fannie Mae Lender Contract. Any change to the Fannie Mae Lender Contract or any and all instruments, agreements, invoices or other writings which give rise to or otherwise evidence any of the MSRs that would result in a Material Adverse Effect on the Seller.

(s) Improper Transfer of Participation Certificate. PMC sells and/or contributes any Participation Certificate to any Person other than the Issuer or the Indenture Trustee.

(t) Cross Acceleration. (i) An “event of default” has occurred and is continuing under the Indenture, (ii) the Seller or Affiliates thereof shall be in default under (i) any Indebtedness, in the aggregate, in excess of $100,000,000 of the Seller or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $100,000,000 to which the Seller or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

Section 7.02 No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by the Indenture Trustee on behalf of the Noteholders in writing.

Section 7.03 Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders), the Buyer may (at the written direction of the Indenture Trustee on behalf of the Noteholders), by notice to the Seller, declare all Obligations to be immediately due and payable, and any obligation of the Buyer to enter into Transactions with the Seller shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to Purchase Price outstanding and Price Differential, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of the Buyer to enter into Transactions with the Seller shall immediately terminate. The Buyer may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by the Buyer, whether under this Agreement or any other Program Agreement or afforded by Applicable Law.

Section 7.04 Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. The Seller agrees to pay to the Buyer reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing the Buyer’s rights, powers and remedies under this Agreement and each other Program Agreement.

Section 7.05 Default Rate. Without regard to whether the Buyer has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Pricing Rate shall be increased as set forth in the Pricing Side Letter, but in no event shall the Pricing Rate exceed the maximum amount permitted by law.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS

AND WAIVERS; SEPARATE ACTIONS BY THE BUYER

Section 8.01 Entire Agreement; Amendments. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or any of the Program Agreements, nor consent to the departure by the Seller therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given. Any amendment of this Agreement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 8.02 Waivers, Separate Actions by the Buyer. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon the Buyer and the Seller; and the Buyer’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the Program Agreements, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Buyer of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the Program Agreements, and each and every term, condition and other provision of this Agreement and the Program Agreements shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Program Agreements shall be deemed to be continuing unless and until waived in writing by the Buyer, as provided in Section 7.02.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, any portion thereof, or any interest therein. The Seller shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

Section 9.02 Transfers.

(a) The Buyer may in accordance with Applicable Law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of the Buyer’s rights and obligations under this Agreement and the other Program Agreements; provided, that (i) the Seller has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, the Seller’s consent shall not be required in the event that (A) such Transferee is an Affiliate of the Administrative Agent or (B) an Event of Default has occurred; (ii) absent an Event of Default, the Buyer shall give at least ten (10) days’ prior notice thereof to the Seller; and (iii) that each such sale shall represent an interest in the Transactions in an aggregate Purchase Price of $1,000,000 or more, other than with respect to a participating interest consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes. In the event of any such assignment, pledge, hypothecation or transfer by the Buyer of the Buyer’s rights under this Agreement and the other Program Agreements, the Seller shall continue to deal solely and directly with the Buyer in connection with the Buyer’s rights and obligations under this Agreement. The Buyer (acting as agent for the Seller) shall maintain at its address referred to in Section 10.04 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the Purchase Price outstanding and Price Differential in the Transactions held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and the Seller may treat each Person whose name is recorded in the Register as the owner of the Transactions recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register.

(b) The Buyer may distribute to any prospective assignee any document or other information delivered to the Buyer by the Seller.

Section 9.03 Buyer and Participant Register. (a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of the Buyer under this Agreement.

(b) The Seller or an agent of the Seller shall maintain a register (the “Transaction Register”) on which it will record the Transactions entered into hereunder, and each assignment and acceptance and participation. The Transaction Register shall include the names and addresses of the Buyers (including all assignees, successors and participants), and the Purchase Price of the Transactions entered into by the Buyer. Failure to make any such recordation, or any error in such recordation shall not affect the Seller’s obligations in respect of such Transactions. If the Buyer sells a participation in any Transaction, it shall provide the Seller, or maintain as agent of the Seller, the information described in this paragraph and permit the Seller to review such information as reasonably needed for the Seller to comply with its obligations under this Agreement or under any Applicable Law or governmental regulation or procedure.

ARTICLE X

MISCELLANEOUS

Section 10.01 Survival. This Agreement and the other Program Agreements and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the entering into of the Transaction and shall continue in full force and effect so long as any Obligations are outstanding and unpaid.

Section 10.02 Nonliability of the Buyer Parties. The parties hereto agree that, notwithstanding any affiliation that may exist between the Seller and the Buyer, the relationship between the Seller and the Buyer shall be solely that of arms-length participants. No Buyer Party shall have any fiduciary responsibilities to the Seller. The Seller (i) agrees that no Buyer Party shall have any liability to the Seller (whether sounding in tort, contract or otherwise) for losses suffered by the Seller in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on such Buyer Party (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of such Buyer Party constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against each Buyer Party (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, no Buyer Party shall have any liability with respect to, and the Seller hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by the Seller in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Buyer (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of a Buyer Party, as applicable, constituting willful misconduct or gross negligence.

Section 10.03 Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages. (a) This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Seller acknowledges that the obligations of the Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of the Buyer or any Buyer Party. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH OF SELLER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY. EACH OF SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH OF SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

(c) The Seller further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Seller at the address set forth in Section 10.04 hereof.

(d) Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Seller in any other jurisdiction.

(e) The Seller waives the posting of any bond otherwise required of the Buyer in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Buyer, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Program Agreements.

Section 10.04 Notices. Any and all notices (with the exception of Transaction Notices, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to the Seller or the Guarantor:

PennyMac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Phone Number: (805) 330-6059/(818) 224-7078

E-mail: pamela.marsh@pnmac.com;

josh.smith@pnmac.com

with a copy to:

PennyMac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention: Jeff Grogin

Phone Number: (818) 224-7050

E-mail: jeff.grogin@pnmac.com

If to the Buyer:

PMT ISSUER TRUST - FMSR

c/o Wilmington Savings Fund Society, FSB, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number: (302) 888-7437

Fax Number: (302) 421-9137

E-mail: jeverhart@christianatrust.com

With a copy to

Pennymac Corp.

3043 Townsgate Road, Suite 300

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Phone Number: (805) 330-6059/(818) 224-7078

E-mail: pamela.marsh@pnmac.com; josh.smith@pnmac.com

With a copy to the Administrative Agent:

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number: (646) 935-7470

E-mail: dominic.obaditch@credit-suisse.com

Section 10.05 Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement or any other Program Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.06 Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08 Periodic Due Diligence Review. The Seller and the Guarantor acknowledge that the Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Guarantor and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Seller and the Guarantor agree that upon reasonable (but no less than five (5) Business Days’) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to the Seller or the Guarantor, the Buyer or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of the Seller’s or the Guarantor’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of the Seller or the Guarantor. The Seller and the Guarantor also shall make available to the Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, the Seller and the Guarantor acknowledge that the Buyer may enter into a Transaction related to any Purchased Assets from the Seller based solely upon the information provided by the Seller to the Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Transaction. The Seller and the Guarantor agree to cooperate with the Buyer and any third party underwriter in connection with such underwriting, including, providing the Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of the Seller or the Guarantor.

Section 10.09 Hypothecation or Pledge of Repurchase Assets. Subject to the applicable Acknowledgment Agreement, the Buyer shall have free and unrestricted use of all Repurchase Assets and nothing in this Agreement shall preclude the Buyer from engaging in repurchase transactions with all or a portion of the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Repurchase Assets other than with respect to a participating interest consisting of a pro rata interest in all payments due to Buyer under this Agreement and prior to an Event of Default Buyer receives an opinion of a nationally recognized tax counsel experienced in such matters that such sale will not result in the Issuer being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for U.S. federal income tax purposes.

Section 10.10 Non-Confidentiality of Tax Treatment. (a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to the Buyer or the Seller and the Guarantor, as applicable, and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of the Buyer (at the written direction of the Administrative Agent), the Seller or the Guarantor, as applicable, except for (i) disclosure to the Buyer’s, the Seller’s or the Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to the parties to the Indenture, including, noteholders and investors related thereto, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreements, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to the Buyer or any pricing terms (including the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer (at the written direction of the Administrative Agent).

(b) Notwithstanding anything in this Agreement to the contrary, the Seller shall comply with all applicable local, state and federal laws, including all privacy and data protection law, rules and regulations that are applicable to the Repurchase Assets and/or any applicable terms of this Agreement (the “Confidential Information”). The Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and the Seller

agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. The Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent which the Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. The Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the GLB Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, the Seller will provide evidence reasonably satisfactory to allow the Buyer to confirm that the providing party has satisfied its obligations as required under this section. Without limitation, this may include the Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Seller. The Seller shall notify the Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent provided directly to the Seller by the Buyer or the Administrative Agent or an Affiliate of the Administrative Agent. The Seller shall provide such notice to the Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.11 Set-off. In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Seller or the Guarantor, any such notice being expressly waived by the Seller and the Guarantor to the extent permitted by Applicable Law to set-off and appropriate and apply against any Obligation from the Seller, the Guarantor or any Affiliate thereof to the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to the Seller), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Buyer, the Administrative Agent or any Affiliate of the Administrative Agent to or for the credit or the account of the Seller, the Guarantor or any Affiliate thereof. The Buyer agrees promptly to notify the Seller or the Guarantor after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.12 Intent.

(a) The parties recognize that each Transaction is a “master netting agreement” as that term is defined in Section 101 of Title 11 of the United States Code, and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code.

(b) It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 7.03 hereof is a contractual right to liquidate such Transaction as described in Section 555 and Section 561 of Title 11 of the United States Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e) This Agreement is intended to be a “securities contract,” within the meaning of Section 555 under the Bankruptcy Code, and a “master netting agreement,” within the meaning of Section 561 under the Bankruptcy Code. It is the intention of the parties that, for U.S. federal income tax purposes and for accounting purposes, each Transaction constitute a financing, and that Seller be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes. Unless prohibited by applicable law, Seller and Buyer shall treat the Transactions as described in the preceding sentence (including on any and all filings with any U.S. federal, state, or local taxing authority and agree not to take any action inconsistent with such treatment).

Section 10.13 Third Party Beneficiaries. (a) The Administrative Agent, the Owner Trustee and the Indenture Trustee shall be express third party beneficiaries of this Agreement.

Section 10.14 Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by WSFS, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 10.15 Actions and Discretion of the Buyer. Any provision providing for the exercise of any action or discretion by Buyer shall be exercised by the Indenture Trustee at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes. To the extent there are conflicting directions between 100% of the VFN Noteholders and the Majority Noteholders, the Indenture Trustee will take its direction from

100% of the VFN Noteholders. In addition, and notwithstanding any other provision in this Agreement to the contrary, any approvals, consents, votes or other rights exercisable by the Buyer under this Agreement shall be exercised by the Indenture Trustee on behalf of Noteholders.

IN WITNESS WHEREOF, the Seller, the Guarantor and the Buyer have caused this Master Repurchase Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

PMT ISSUER TRUST - FMSR, as Buyer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
Name: Jeffrey R. Everhart
Title: Vice President

[Signature page to PMC Master Repurchase Agreement – PMT ISSUER TRUST - FMSR]

PENNYMAC CORP., as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

[Signature page to PMC Master Repurchase Agreement – PMT ISSUER TRUST - FMSR]

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

[Signature page to PMC Master Repurchase Agreement – PMT ISSUER TRUST - FMSR]

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICING CONTRACTS

The Seller makes the following representations and warranties to the Buyer, with respect to Servicing Contracts subject to each Transaction, as of the date of this Agreement, the date of any Transaction, and while the Program Agreements are in full force and effect. The representations and warranties shall be limited to Servicing Contracts that are acquired on or after the date of this Agreement. For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Servicing Contracts if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Servicing Contracts.

(a) Asset Schedule. The Asset Schedule most recently submitted to the Buyer is a true and correct list of the Assets pledged hereunder as of the date of submission.

(b) Servicing Contracts. All of the Servicing Contracts with respect to such Assets are in full force and effect and have not been modified in any material respect and the Seller as servicer has not been terminated thereunder.

(c) Assignment. Pursuant to this Agreement, the Seller grants to the Buyer a valid security interest in all the right, title and interest of such Seller in and to the Repurchase Assets and the other Related Security, which security interest is perfected and of first priority, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from the Seller.

(d) No Liens. Each Purchased Asset conveyed and pledged on such Purchase Date is owned by the related Seller free and clear of any Lien, except as provided herein (and in the case of all MSRs, subject and subordinated to Fannie Mae’s rights under the Acknowledgment Agreement and the Fannie Mae Requirements), subject to the Lien created and further perfected pursuant to the PMH Repurchase Agreement which is subordinate to the Buyer’s rights hereunder, and is not subject to any dispute or other Adverse Claim, except as provided herein. The Buyer’s security interest in such Purchased Assets, the Related Security and the Collections with respect thereto, is free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the pledge of any such interest to the Buyer have sold, pledged, assigned, transferred or subjected and will not thereafter sell, pledge, assign, transfer or subject to a Lien any of such Purchased Assets, the Related Security or the Collections other than in accordance with the terms of this Agreement and the Program Agreements.

(e) Filings. On or prior to each Purchase Date, all financing statements and other documents required to be recorded or filed in order to perfect the Buyer’s security interest in, and protect the Assets and the other related Assets against all creditors of, and purchasers from, the Seller and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

Schedule 1-A-1

(f) Collection Policy. The Seller has complied in all material respects with the Collection Policy in regard to each Asset and related Servicing Contract. The Seller has not extended or modified the terms of any Asset or the related Servicing Contract except in accordance with the Collection Policy.

(g) Adverse Selection. The Seller has not selected the Purchased Assets in a manner that will adversely affect the Buyer’s interests.

(h) No Subservicing. Except as otherwise disclosed to the Buyer, all of the Purchased Assets hereunder constitute direct servicing rights (and not subservicing rights.)

(i) Good Title. The Seller has good title to all of the Repurchase Assets other than the Sold MSR Excess Spread, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created by the Program Agreements. PMH has good title to the Sold MSR Excess Spread, subject to the Lien created and further perfected pursuant to the PMH Repurchase Agreement, but otherwise, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind.

(j) No Defenses. Each item of the Repurchase Assets was acquired by the Seller in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person and there are no agreements or understandings between the Seller and any other party which would modify, release, terminate or delay the attachment of the security interests granted to the Buyer under this Agreement and no obligor has any defense, set off, claim or counterclaim against the Seller that can be asserted against the Buyer, whether in any proceeding to enforce the Buyer’s rights in the related Mortgage Loan or otherwise.

(k) Servicing Compliance with Applicable Laws. The Seller has complied with the terms of each Servicing Contract and Applicable Laws in all material respects.

Schedule 1-A-2

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: ASSETS CONSISTING OF PARTICIPATION CERTIFICATES

The Seller makes the following representations and warranties to the Buyer, with respect to Participation Certificates subject to each Transaction, as of the date of this Agreement, the date of any Transaction, and while the Program Agreements are in full force and effect. The representations and warranties shall be limited to Participation Certificates that are acquired on or after the date of this Agreement. For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Participation Certificates if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Participation Certificates.

(a) The representations and warranties with respect to the related Servicing Contract set forth on Schedule 1-A are true and correct in all material respects.

(b) The Participation Certificate is a Participation Interest in the Portfolio Excess Spread evidenced by such Participation Certificate.

(c) Subject to the rights of PMH under the PMH Repurchase Agreement, the Seller has good and marketable title to, and is the sole owner and holder of, such Participation Certificate. The Seller is transferring such Participation Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Certificate, other than the first priority security interest of the Buyer granted pursuant to this Agreement, and no Participation Certificate document is subject to any assignment, participation, or pledge.

(d) No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Certificate, the related Portfolio Excess Spread, (ii) material non-monetary default, breach or violation exists with respect to such Participation Certificate and the related Portfolio Excess Spread, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(e) None of the Participation Certificates (i) is dealt in or traded on a securities exchange or in a securities market, or (ii) is held in a deposit account. For purposes of this paragraph (e), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(f) The Participation Certificate constitutes all the issued and outstanding Participation Interests of all classes issued pursuant to the related Participation Agreement and is certificated.

(g) The Participation Certificate has been duly and validly issued.

Schedule 1-B-1

(h) All consents of any Person required for the grant of the security interests in the Participation Certificates to the Buyer provided for herein have been obtained and are in full force and effect.

(i) Upon delivery to the Buyer of the Participation Certificates (and assuming the continuing possession by the Buyer of such certificate in accordance with the requirements of Applicable Law) and the filing of a financing statement covering the Participation Certificate in the State of Delaware and naming the Seller as debtor and the Buyer as secured party, the Seller has pledged to the Buyer all of its right, title and interest to the Participation Certificates to the Buyer. The Lien granted hereunder is a first priority Lien in the Participation Certificate.

(j) The Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement without the consent of the Buyer (at the written direction of the Indenture Trustee on behalf of the Noteholders).

(k) Participation Agreement.

(i) Each Participation Agreement with respect to the related Assets is in full force and effect and, except to the extent approved in writing by the Administrative Agent, on behalf of the Buyer, the terms of the Participation Agreement have not been impaired, altered or modified in any respect.

(ii) A true and correct copy of the Participation Agreement has been delivered to the Buyer.

(iii) The Seller has complied with all terms of each Participation Agreement subject to a Transaction hereunder and has fulfilled all obligations with respect thereto.

(iv) Except to the extent approved in writing by the Administrative Agent, on behalf of the Buyer, there is no material default, breach, violation or event of acceleration existing under the Participation Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of termination thereunder, and the Seller has not waived any such default, breach, violation or event of termination.

(v) The Participation Agreement is genuine, and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity. The Seller had legal capacity to enter into the Participation Agreement, and the Participation Agreement has been duly and properly executed by the Seller.

(vi) Pursuant to the Participation Agreement, to the extent the sale would be re-characterized, the Seller grants to the holder a valid security interest in all the right, title and interest of the Seller in and to the related Portfolio Excess Spread, which security interest is perfected and of first priority, enforceable against, creating an interest prior in right to, all creditors of the Seller.

Schedule 1-B-2

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE:

PMH TRANSACTIONS

The Seller makes the following representations and warranties to the Buyer, with respect to PMH Transactions, as of the date of this Agreement, the date of the PMH Transactions, and as of each date the Program Agreements are in full force and effect. For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the PMH Transactions if and when the Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such PMH Transaction.

(a) Validity of PMH Documents. The PMH Documents and any other agreement executed and delivered by PMH or guarantor thereto, as applicable, in connection with an PMH Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity. PMH and the Seller had legal capacity to enter into the PMH Transaction and PMH had the legal capacity to execute and deliver the PMH Documents and any such agreement, and the PMH Documents and any such other related agreement to which PMH or the Seller are parties have been duly and properly executed by PMH and the Seller, as applicable. The PMH Documents to which PMH is a party constitute legal, valid, binding and enforceable obligations of PMH. The PMH Transaction and the PMH Documents are in full force and effect, and the enforceability of the PMH Documents has not been contested by PMH.

(b) Original Terms Unmodified. Except to the extent approved in writing by the Administrative Agent, on behalf of the Buyer, neither the terms of the PMH Documents nor the terms of the PMH Transactions have been amended, modified, supplemented or restated in any manner that would affect the Buyer’s rights hereunder or under any other Program Agreement (including the Buyer’s rights to the Sold MSR Excess Spread), except to the extent approved in writing by the Administrative Agent, on behalf of Buyer.

(c) No Defenses. The PMH Transaction is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any PMH Documents, or the exercise of any right thereunder, render any PMH Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d) No Bankruptcy. PMH is not a debtor in any state or federal bankruptcy or insolvency proceeding. PMH has not threatened and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of PMH’s assets or any of the Sold MSR Excess Spread.

(e) Compliance with Applicable Laws; Consents. Any and all requirements of any federal, state or local law including usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the PMH Transaction have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the PMH Transaction have been obtained or made and are in full force and effect.

Schedule 1-C-1

(f) No Waiver. Except to the extent approved in writing by the Buyer (at the direction of the Indenture Trustee on behalf of Noteholders), the Seller has not waived the performance by PMH of any action under the PMH Documents, if PMH’s failure to perform such action would cause the PMH Transaction to be in default in any material respect nor, except to the extent approved in writing by the Buyer, has the Seller waived any such default resulting from any action or inaction by PMH.

(g) No Defaults. There is no material default, breach, violation or event which would permit acceleration existing under the PMH Documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid.

(h) Delivery of PMH Documents. True and correct copies of the PMH Documents have been delivered to the Buyer.

(i) Organization. PMH has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. PMH has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the PMH Documents and (iv) consummate the transactions contemplated thereby. PMH is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business. PMH possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(j) No Conflicts. The execution, delivery and performance of the PMH Documents by PMH do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the PMH Documents) under, any material servicing agreement, participation agreement, agreement, partnership agreement, or other agreement or instrument to which PMH is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over PMH, and any qualification of or with any governmental authority required for the execution, delivery, and performance by PMH of the PMH Documents has been obtained and is in full force and effect.

(k) Compliance. PMH is in compliance in all material respects with all applicable legal requirements. PMH is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of PMH.

Schedule 1-C-2

(l) PMH Documents Not Assigned. No PMH Document is assigned to any third party other than the Buyer. The PMH Documents permit the Seller to assign, pledge, transfer or rehypothecate the Sold MSR Excess Spread and all other collateral pledged to the Seller pursuant to the PMH Documents. The PMH Documents expressly provide that PMH’s rights to redemption are solely with respect to the Seller, but to the extent that a court of competent jurisdiction determines that a right of redemption exists with respect to the Buyer hereunder, such redemption may only be for the full amount of the Purchase Price then outstanding hereunder.

(m) Solvency. The pledge of the Sold MSR Excess Spread subject to the PMH Documents is not undertaken with the intent to hinder, delay or defraud any of PMH’s creditors. PMH is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Sold MSR Excess Spread pursuant to the PMH Documents (i) will not cause PMH to become insolvent, (ii) will not result in any property remaining with PMH to be unreasonably small capital, and (iii) will not result in debts that would be beyond PMH’s ability to pay as same mature. PMH receives reasonably equivalent value in exchange for the transfer and pledge of the Sold MSR Excess Spread in accordance with the PMH Documents.

(n) Ownership. The Seller has the right to pledge the Sold MSR Excess Spread. The Sold MSR Excess Spread has not been assigned or pledged by the Seller other than pursuant to this Agreement and the PMH Subordination Agreement. PMH has good, indefeasible and marketable title to the Sold MSR Excess Spread, and has full right to pledge and assign the Sold MSR Excess Spread to the Buyer under the PMH Repurchase Agreement free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign and pledge the Sold MSR Excess Spread pursuant to the PMH Transaction.

(o) No Plan Assets. PMH is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 CFR. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(p) No Prohibited Persons. Neither PMH nor any of its Affiliates, officers, directors, partners or members, is an entity or person or owned or controlled by an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; (iv) that is (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; or (v) who is otherwise affiliated with any entity or person listed above.

(q) Financial Information. Based upon PMH’s representations and warranties, all financial data, including the statements of cash flow and income and operating expense, that have been delivered to the Seller (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of PMH as of the date of such reports.

Schedule 1-C-3

(r) Sold MSR Excess Spread Assignable; the Buyer’s Security Interest. (i) The PMH Documents have been delivered to the Buyer and (ii) the UCC-1 Financing Statement naming PMH as debtor and the Seller as secured party identifying the Sold MSR Excess Spread as collateral has been filed in the applicable filing office.

(s) Seller Diligence. The Seller has delivered to the Buyer all information regarding PMH as the Buyer has requested and such information is satisfactory to the Buyer in all material respects.

(t) PMH Documents.

(i) The PMH Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of the Seller permitting the Seller to pledge and assign to the Buyer hereunder, without restriction or rights to consent by PMH or any other Person, all of the Seller’s right, title and interest in the Sold MSR Excess Spread pledged by PMH thereunder;

(ii) The PMH Repurchase Agreement contains a grant of security interest in the Sold MSR Excess Spread subject to an PMH Transaction to the Seller, similar in form and substance to the security interest granted to the Buyer in Section 4.01 of the Agreement;

(iii) The PMH Repurchase Agreement contains a broad grant of a power of attorney to the Seller and the Seller’s attorneys-in-fact, including the Buyer; and

(iv) The PMH Repurchase Agreement requires that all cash proceeds with respect to the Sold MSR Excess Spread to be promptly remitted to the Dedicated Account.

Schedule 1-C-4

SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES REGARDING THE ELIGIBLE SECURITIES

[TO BE PROVIDED]

Schedule 1-D-1

SCHEDULE 1-E

REPRESENTATIONS AND WARRANTIES REGARDING THE PLEDGED MARGIN SECURITIES

[TO BE PROVIDED]

Schedule 1-E-1

SCHEDULE 2

PARTICIPATION AGREEMENTS AND PARTICIPATION CERTIFICATES

Participation Agreements

Third Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of December 20, 2017, between PennyMac Holdings, LLC, as purchaser, and PennyMac Corp., as seller, as amended, restated or modified from time to time.

Retained Spread Participation Agreement, dated December 20, 2017, between PennyMac Corp., as company, and PennyMac Corp., as initial participant, as amended, restated, supplemented or modified from time to time.

Participation Certificates

Retained MSR Excess Spread PC

Sold MSR Excess Spread PC

Schedule 2-1

SCHEDULE 3

RESPONSIBLE OFFICERS – SELLER

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for the Seller under this Agreement:

Responsible Officers for execution of Program Agreements and amendments

Name	Title	Signature
Pamela Marsh	Managing Director, Treasurer

Responsible Officers for execution of Transaction Notices and day-to-day operational functions

Name	Title	Signature
Pamela Marsh	Managing Director, Treasurer

Maurice Watkins	Managing Director, Capital Markets

Thomas Rettinger	Managing Director, Portfolio Risk Management

Angela Everest	Authorized Representative

Adeshola Makinde	Authorized Representative

Richard Hetzel	Authorized Representative

RESPONSIBLE OFFICERS—GUARANTOR

Name	Title	Signature
Pamela Marsh	Managing Director, Treasurer

Schedule 3-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

Dated: [                    ]

PMT ISSUER TRUST—FMSR

c/o Wilmington Savings Fund Society, FSB, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number: (302) 888-7437

Fax Number: (302) 421-9137

E-mail: jeverhart@christianatrust.com

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number: (646) 935-7470

E-mail: dominic.obaditch@credit-suisse.com

Citibank, N.A.

Corporate and Investment Banking

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: PMT ISSUER TRUST – FMSR Collateralized Notes

Phone Number: (714) 845-4102

Fax Number: (714) 262-4576

email: valerie.delgado@citi.com

TRANSACTION NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 20, 2017 (the “Agreement”), among PMT ISSUER TRUST - FMSR, PennyMac Corp. (the “Seller”) and PennyMac Mortgage Investment Trust (the “Guarantor”). Each capitalized term used but not defined herein shall have the meaning specified in the Agreement. This notice is being delivered by the Seller pursuant to Section 2.02 of the Agreement.

Please be notified that the Seller hereby irrevocably requests that the Buyer enter into the following Transaction(s) with the Seller as follows:

Purchase Price of Transaction	Amount of Asset Base	Outstanding Purchase Price

Exhibit A-1

The requested Purchase Date is                            .

The Seller requests that the proceeds of the Purchase Price be deposited in the Seller’s account at                  , ABA Number             , account number              , References:              , Attn:                  .

The Seller hereby represents and warrants that each of the representations and warranties made by the Seller in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and correct Asset Schedule, which includes the Assets to be subject to the requested Transaction.

PENNYMAC CORP.

By:

Exhibit A-2

[Asset Schedule]

Exhibit A-3

EXHIBIT B

FORM OF REQUEST FOR APPROVAL OF

PARTICIPATION AGREEMENTS OR PARTICIPATION CERTIFICATES

Dated: [                    ]

PMT ISSUER TRUST—FMSR

c/o Wilmington Savings Fund Society, FSB, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number: (302) 888-7437

Fax Number: (302) 421-9137

E-mail: jeverhart@christianatrust.com

REQUEST FOR APPROVAL OF

PARTICIPATION AGREEMENT OR PARTICIPATION CERTIFICATE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 20, 2017 (the “Agreement”), by and among PMT ISSUER TRUST - FMSR, PennyMac Corp. (“Seller”) and PennyMac Mortgage Investment Trust (“Guarantor”). Each capitalized term used but not defined herein shall have the meaning specified in the Agreement. This request is being delivered by the Seller pursuant to Section 2.12 of the Agreement.

The Seller hereby requests that the following Participation Agreement(s) or Participation Certificate(s) be approved as eligible Participation Agreement(s) or Participation Certificate(s), as applicable:

PARTICIPATION CERTIFICATES:

Description of Participation Certificate	Participation Date

PARTICIPATION AGREEMENTS:

Description of Participation Agreement	Portfolio Mortgage Loans	Participation Date

Exhibit B-1

PENNYMAC CORP., as Seller

By:

ACKNOWLEDGED AND AGREED:

PMT ISSUER TRUST - FMSR, as Buyer

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

FORM OF MARGIN EXCESS NOTICE

Dated: [                    ]

PMT ISSUER TRUST—FMSR

c/o Wilmington Savings Fund Society, FSB, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

Phone Number: (302) 888-7437

Fax Number: (302) 421-9137

E-mail: jeverhart@christianatrust.com

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Dominic Obaditch

Phone Number: (212) 325-3003

Fax Number: (646) 935-7470

E-mail: dominic.obaditch@credit-suisse.com

Citibank, N.A.

Corporate and Investment Banking

388 Greenwich Street, 14th Floor

New York, NY 10013

Attention: PMT ISSUER TRUST – FMSR Collateralized Notes

Phone Number: (714) 845-4102

Fax Number: (714) 262-4576

email: valerie.delgado@citi.com

MARGIN EXCESS NOTICE

Ladies and Gentlemen:

We refer to the Master Repurchase Agreement, dated as of December 20, 2017 (the “Agreement”), among PMT ISSUER TRUST - FMSR, PennyMac Corp. (the “Seller”) and PennyMac Mortgage Investment Trust (the “Guarantor”). Each capitalized term used but not defined herein shall have the meaning specified in the Agreement. This notice is being delivered by the Seller pursuant to Section 2.05(d) of the Agreement.

Exhibit C-1

Please be notified that the Seller hereby requests that Buyer deliver additional Consideration in an amount equal to the Margin Excess indicated below:

Margin Excess $[                    ]

The Seller hereby represents and warrants that each of the representations and warranties made by the Seller in each of the Program Agreements to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

PENNYMAC CORP.

By:

Exhibit C-2